UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2017
CBS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 975-4321
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 20, 2017, CBS Corporation (“CBS” or the “Company”) entered into a new employment agreement (the “LPT Agreement”) with Lawrence P. Tu, the Company’s Senior Executive Vice President and Chief Legal Officer, which amends and restates Mr. Tu’s prior employment agreement dated as of November 11, 2013, and entered into a new employment agreement (the “JRI Agreement”) with Joseph R. Ianniello, the Company’s Chief Operating Officer, which amends and restates Mr. Ianniello’s prior employment agreement dated as of June 4, 2013.

Employment Agreement with Lawrence P. Tu

The LPT Agreement, which is effective as of June 1, 2017, extends the term of Mr. Tu’s employment to May 31, 2019 and increases his annual base salary to $1,350,000. Mr. Tu’s target bonus for each calendar year will remain 200% of his annual base salary. Mr. Tu will continue to be eligible to receive annual awards under the Company’s long-term incentive plan, as determined by the Compensation Committee of the Board of Directors of the Company, with an increased target value equal to $3,950,000 beginning with calendar year 2018.

Similar to his prior employment agreement, Mr. Tu will be entitled to receive severance payments and benefits, including accelerated or continued vesting of certain outstanding equity awards, in the event that the Company terminates his employment without “cause” or if he resigns his employment for “good reason” (each as defined in the LPT Agreement). If at the end of the employment term Mr. Tu ceases to remain employed with CBS or if he is terminated after the expiration of the employment term (other than for cause), certain unvested equity awards shall continue vesting in accordance with their established vesting schedule through the second anniversary of his termination date (the “Extended Vesting Period”), subject to Mr. Tu’s continued compliance with certain of the restrictive covenants described below during the Extended Vesting Period, and, in certain circumstances, Mr. Tu will receive severance payments and benefits. Mr. Tu’s receipt of the termination payments and the vesting of equity awards in each of the circumstances described above are subject to Mr. Tu’s delivery of a general release to CBS, and Mr. Tu shall be required to mitigate the termination payment amounts by seeking other employment. If Mr. Tu voluntarily resigns without good reason or his employment is terminated by the Company for cause, he will not be entitled to receive any severance payments or benefits.

Mr. Tu will continue to be subject to certain restrictive covenants, including those imposing non-competition obligations, restricting solicitation of employees, and protecting confidential information and the Company’s ownership of work product, including for specified periods following termination of employment. In the event of breach of any such provisions by Mr. Tu, the LPT Agreement provides the Company equitable relief, including injunctive relief, and other legal remedies.

Employment Agreement with Joseph R. Ianniello

The JRI Agreement, which is effective as of July 1, 2017, extends the term of Mr. Ianniello’s employment to June 30, 2022. The JRI Agreement also provides that, in addition to his operating responsibilities, Mr. Ianniello will continue to have oversight of all of the Company’s financial operations until such time as another individual is assigned to perform those duties and contains certain provisions with respect to the timing and manner of such assignment as well as other potential changes to Mr. Ianniello’s responsibilities.

Mr. Ianniello’s annual base salary will remain the same for the first two years of the employment term, and thereafter shall be increased to $2,750,000 and remain at that level for the remainder of the employment term. Mr. Ianniello’s target bonus for the 2017 and 2018 calendar years will be increased to 450% of his annual base salary, and for the 2019 and subsequent calendar years will again be increased to 500% of his annual base salary. Mr. Ianniello will continue to be eligible to receive annual awards under the Company’s long-term incentive plan, as determined by the Compensation Committee of the Board of Directors of the Company, with an increased target value equal to $12,250,000 beginning with calendar year 2018, and increasing to $13,500,000 beginning with calendar year 2020.

The JRI Agreement also provides that Mr. Ianniello will be eligible to earn an additional grant of shares of the Company’s Class B common stock, depending upon the Company’s stock price performance, following the expiration of a performance period beginning July 1, 2017 and ending December 31, 2021 (the “2017 Performance Award”). Subject to achievement of a minimum performance threshold, below which the 2017 Performance Award would be forfeited, the number of shares to be delivered to Mr. Ianniello in respect of the 2017 Performance Award will range from 41,152 to 107,291 shares based on the stock price performance of the Class B common stock during the period beginning July 1, 2017 and ending December 31, 2021 (the “Performance Period”), as adjusted based on the Company’s achievement of established performance goals for calendar years 2019 and 2020, and will be subject to proration in the event of Mr. Ianniello’s death or disability during the employment term. The stock price performance will be determined using the tenth highest closing price of the Class B common stock during the Performance Period, expressed as a percentage of the average closing price of the Class B common stock on the ten trading days immediately preceding the date on which the JRI Agreement was fully executed by Mr. Ianniello and the Company.

Similar to his prior employment agreement, in the event that the Company terminates his employment without “cause” or if he resigns his employment for “good reason” (each as defined in the JRI Agreement), Mr. Ianniello will be entitled to receive severance payments and benefits, including acceleration of unvested equity awards. Mr. Ianniello’s severance payment will be increased under the JRI Agreement to two and one-half (2-½) times the sum of his salary and an amount no less than his target bonus in effect at the time of his termination. Additionally, if such termination of employment without “cause” or for “good reason” occurs within twenty-four months of a “Corporate Event” (as defined in the JRI Agreement), Mr. Ianniello’s severance payments and benefits will be enhanced, and the Performance Period may be shortened and the grant of shares in satisfaction of the 2017 Performance Award may be made earlier. In the event that Mr. Ianniello’s employment with CBS has not been renewed on the expiration date of the employment term, in certain circumstances he will receive certain severance payments and benefits, including acceleration of unvested equity awards.

Mr. Ianniello’s receipt of the termination payments in each of the circumstances described above is subject to Mr. Ianniello’s delivery of a general release to the Company. In the event Mr. Ianniello’s employment terminates due to death or disability, he (or his beneficiary or estate in the case of death) will be entitled to receive certain payments and acceleration of unvested equity awards. If Mr. Ianniello voluntarily resigns without good reason or his employment is terminated by the Company for cause, he will not be entitled to receive any severance payments or benefits.

Mr. Ianniello will continue to be subject to certain restrictive covenants, including those imposing non-competition obligations, restricting solicitation of employees, and protecting confidential information and the Company’s ownership of work product, including for specified periods following termination of employment. In the event of breach of any such provisions by Mr. Ianniello, the JRI Agreement provides the Company equitable relief, including injunctive relief, and other legal remedies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

By:	/s/ Jonathan H. Anschell
	Name:	Jonathan H. Anschell
	Title:	Executive Vice President, Deputy General Counsel and Secretary

Date: July 24, 2017

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